                                      Exhibit 1

     The Undersigned agree that this Amendment No. 2 to Schedule 13D with respect to the Common Stock, par value $.01 per share, of Forward Industries, Inc., to which this agreement is attached and any amendments thereto are filed on behalf of them.

     This agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one instrument.

Dated:  December 14, 1998

                                              /s/ Robert S. Ellin
                                             -----------------------------------
                                             Robert S. Ellin


                                             ROBERT ELLIN 1997 FAMILY TRUST


                                             By: /s/ Marvin Ellin, Trustee
                                                --------------------------------
                                                Marvin Ellin, Trustee

                                             ATLANTIS EQUITIES, INC.,


                                             By: /s/ Robert S. Ellin
                                                --------------------------------
                                                Robert S. Ellin, President


                                             ROBERT ELLIN 1997 PROFIT SHARING
                                             PLAN


                                             By: /s/ Robert S. Ellin
                                                --------------------------------
                                                Robert S. Ellin, Trustee


                                                 /s/ Nancy J. Ellin
                                                --------------------------------
                                                Nancy J. Ellin


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